CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No’s. 333-147678 and 333-143050) and Form SB-2 (No’s. 333-142599 and 333-143127) of YTB International, Inc. (the “Company”) of our report dated March 31, 2008, on the consolidated financial statements of the Company for the year ended December 31, 2007, which appears in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/UHY LLP

St. Louis, Missouri
March 31, 2008